Exhibit 99.1

CONTACT INFORMATION

Investor Relations
Contact:	Mary Kay Ladone, Vice President, Investor Relations
Phone:	312-819-9387
Email:	MaryKay.Ladone@hill-rom.com

Media
Contact:	Howard Karesh, Vice President, Corporate Communications
Phone:	312-819-7268
Email:	Howard.Karesh@hill-rom.com

HILL-ROM ANNOUNCES PRELIMINARY FISCAL FIRST QUARTER FINANCIAL RESULTS AND
REAFFIRMS 2017 FULL-YEAR ADJUSTED EARNINGS GUIDANCE

CHICAGO, Jan. 10, 2017 – Hill-Rom Holdings, Inc. (“Hill-Rom”) (NYSE: HRC) is providing preliminary financial results for its fiscal first quarter ending December 31, 2016, in conjunction with its presentation at the 2017 J.P. Morgan Healthcare Conference today at 11:00 a.m. Pacific Time. For the quarter, Hill-Rom expects adjusted earnings to be at the lower-end of its previously-issued guidance of $0.75 to $0.77 per diluted share.  Hill-Rom is also reaffirming its 2017 full-year adjusted earnings guidance of $3.74 to $3.82 per diluted share, as provided in its fourth quarter 2016 earnings announcement.

For the fiscal first quarter, worldwide revenue of $637 million declined 4 percent versus the first quarter last year.  On a constant currency basis, revenue declined 3 percent. In addition to a difficult comparison to the prior-year period, first quarter revenue growth was impacted by the timing of certain international and U.S. distributor orders, and lower revenue from businesses the company divested during the most recent quarter or plans to divest in 2017.

“Customer demand continues to be stable in the U.S., particularly in our Patient Support Systems business where we achieved both an increase in orders of 4 percent and an increase of 7 percent in our backlog versus the prior year,” said John J. Greisch, Hill-Rom's president and CEO. “These factors contribute to our confidence in our ability to drive accelerated revenue and continued margin expansion, and generate adjusted earnings in-line with our previously-issued full-year guidance.”

Hill-Rom’s presentation at the J.P. Morgan Healthcare Conference will be webcast live on the Investor Relations section of the company’s website. Hill-Rom is scheduled to report its fiscal first quarter and financial outlook for the full-year 2017 on January 27, 2017. Dial-in and webcast access information for the fiscal first quarter earnings announcement is also available in the Investor Relations section of Hill-Rom’s website.

About Hill-Rom Holdings, Inc.
Hill-Rom is a leading global medical technology company with more than 10,000 employees worldwide. We partner with health care providers in more than 100 countries by focusing on patient care solutions that improve clinical and economic outcomes in five core areas: Advancing Mobility, Wound Care and Prevention, Patient Monitoring and Diagnostics, Surgical Safety and Efficiency and Respiratory Health.
Around the world, Hill-Rom's people, products, and programs work towards one mission: Every day, around the world, we enhance outcomes for patients and their caregivers. Visit www.hill-rom.com for more information.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. All statements included herein that are not historical facts are forward looking statements, including without limitation statements regarding projections of future customer demand, Hill-Rom’s ability to drive future revenue acceleration, continued margin expansion, and earnings growth, and all other statements concerning future strategy, plans, objectives, projections, expectations and intentions. Such forward-looking statements involve a number of risks and uncertainties and are subject to change at any time. In the event such risks or uncertainties materialize, Hill-Rom’s results could be materially adversely affected.  For a more in depth discussion of factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the company's previously filed most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Hill-Rom assumes no obligation to update or revise any forward-looking statements.

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